Exhibit-99.1

FOR IMMMEDIATE RELEASE

SPCC REPORTS THIRD QUARTER FINANCIAL RESULTS

PHOENIX AZ, October 23, 2003 - Southern Peru Copper Corporation (NYSE: PCU and LSE: PCUC1) today reported net earnings of  $36.1 million, or diluted earnings per share of 45 cents, for the third quarter of 2003 compared with $14.4 million, or diluted earnings per share of 18 cents, for the third quarter of 2002.  For the first nine months of 2003, net earnings were $76.1 million, or diluted earnings per share of 95 cents after the cumulative effect of the change in accounting principle, which reduced earnings per share by 2 cents, compared to $45.8 million, or diluted earnings per share of 57 cents for the nine months of 2002.

Sales of products were $209.5 million in the third quarter of 2003 compared with $169.9 million in the third quarter of 2002.  Sales of products for the nine months of 2003 totaled $552.7 million compared with $499.4 million for the same period of the previous year.

The average price for copper on the London Metal Exchange (LME) and New York Commodity Exchange (COMEX) in the third quarter of 2003 was 80 cents per pound compared with 69 cents in the year earlier period.  The average price for molybdenum, the Company’s principal by-product, was higher in the third quarter of 2003, at $5.67 per pound, compared with $4.71 per pound for the same period of 2002.  The price of silver, another significant by-product was higher at $5.01 per ounce on the COMEX in the third quarter of 2003, compared with $4.66 per ounce in the 2002 third quarter.

Mine copper production increased 13% to 217.2 million pounds in the third quarter of 2003 compared with the third quarter of last year.  This increase of 25.0 million pounds included 18.9 million pounds from the Toquepala mine, 8.1 million pounds from the Cuajone mine and a decrease of 2.0 million pounds in solvent extraction/electrowinning (SX/EW) production. The Toquepala mine increase in production was principally due to the higher concentrator capacity.  The Toquepala mill processed 24.6% more ore in the 2003 period.  The Cuajone mine increase in production was due to higher ore grades and improved copper recovery at concentrator in the 2003 period.  The principal reason of the decrease in SX/EW production was lower PLS grade.

Reporting on the Company’s results and the expansion and modernization programs, Mr. Oscar González Rocha, President and General Director of SPCC said, “Southern Peru’s third quarter earnings of $36.1 million is due to increased production, lower costs and improved metal prices that contributed to SPCC’s earnings, which are 151% higher than the third quarter of 2002.

“The Company announced in July that Fluor/Xstrata was contracted to provide the technology and basic engineering for the modernization of the Ilo smelter.  Fluor personnel are currently working on the basic engineering and the Company expects their report in the fourth quarter of this year.  The smelter modernization is the last major project to be completed to satisfy the “PAMA”, the Company’s environmental agreement with the Peruvian Government.  It is expected that the smelter modernization will be completed in early 2007, within the time frame agreed to with the Peruvian Government.

“The Company’s Toquepala leaching project is on schedule.  During the quarter the Company issued a purchase order for the primary crusher.  The project will replace the use of trucks with conveyers, thus, compensating for declines in the PLS grades with lower costs.  The project has an estimated cost of $70 million and is projected to be completed in June 2005.”

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%), Phelps Dodge (14.0%) and other shareholders (17.6%).

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Southern Peru Copper Corporation
and Subsidiaries

SUMMARY OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
	(in millions, except for per share data)
			%			%
Sales	$209.5	$169.9	23.3	$552.7	$499.4	10.7

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	56.3	23.8	136.6	125.0	70.6	77.1

Taxes on income	19.8	9.2	115.2	46.7	24.1	93.8

Minority interest of investment shares	0.4	0.2	100.0	0.7	0.7	—

Earnings before cumulative effect of the change in accounting principle	36.1	14.4	150.7	77.6	45.8	69.4

Cumulative effect of the change in accounting principle, net of income tax	—	—		1.5	—

Net earnings	$36.1	$14.4	150.7	$76.1	$45.8	66.2

Weighted average common shares outstanding (Basic)	80.0	80.0		80.0	80.0
Weighted average common shares outstanding (Diluted)	80.0	80.0		80.0	80.0

Per Comon share amounts:
Earnings before cumulative effect of the change in accounting principle	$0.45	$0.18		$0.97	$0.57
Cumulative effect of the change in accounting principle, net of income tax	—	—		0.02	—
Net earnings – Basic and Diluted	$0.45	$0.18		$0.95	$0.57
Dividends paid	$0.14	$0.16		$0.35	$0.27

Southern Peru Copper Corporation
and Subsidiaries

AVERAGE METAL PRICES

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	%	2003	2002	%

Copper (per pound – LME)	$0.80	$0.69	16	$0.76	$0.71	7

Copper (per pound – COMEX)	$0.80	$0.69	16	$0.77	$0.72	7

Silver (per ounce – COMEX)	$5.01	$4.66	8	$4.76	$4.62	3

Molybdenum (per pound – Metals Week Mean)	$5.67	$4.71	20	$4.98	$3.94	26

Metal Production and Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	%	2003	2002	%

Copper (000s pounds)
Mined	217,200	192,200	13	613,500	554,600	11
Refined	184,400	184,800	—	546,500	553,800	(1)
Sales	217,400	206,800	5	600,400	600,100	—

Silver (000s ounces)
Mined	1,220	924	32	3,054	2,560	19
Refined	884	868	2	2,598	2,609	—
Sales	1,078	997	8	2,925	2,876	2

Molybdenum (000s pounds)
Mined	5,439	3,940	38	14,524	13,627	7
Sales	5,500	3,908	41	14,620	13,566	8

Southern Peru Copper Corporation
and  Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
	(in thousands, except for per share data)
			%			%
Net sales	$209,486	$169,870	23	$552,712	$499,436	11

Operating costs and expenses:
Cost of sales	119,522	117,639	2	336,859	332,553	1
Administrative and other expenses	6,565	6,552	0	20,290	21,507	(6)
Depreciation, amortization and depletion	18,315	16,823	9	54,684	49,332	11
Exploration expense	5,914	2,971	99	9,070	6,379	42
Total operating costs and expenses	150,316	143,985	4	420,903	409,771	3

Operating income	59,170	25,885	129	131,809	89,665	47

Interest income	846	652	30	2,372	2,045	16
Other income and (expense)	(315)	174	(281)	541	(9,977)	(105)
Interest expense	(3,441)	(2,926)	18	(9,654)	(11,183)	(14)

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	56,260	23,785	137	125,068	70,550	77

Taxes on income	19,815	9,225	115	46,726	24,063	94

Minority interest of investment shares	354	180	97	744	702	—

Earnings before cumulative effect of the change in accounting	36,091	14,380	151	77,598	45,785	69

Cumulative effect of the change in accounting principle, net of income tax	—	—		1,541	—

Net earnings	$36,091	$14,380	151	$76,057	$45,785	66

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$0.45	$0.18		$0.97	$0.57
Cumulative effect of the change in accounting principle	—	—		0.02	—
Net earnings – basic and diluted	$0.45	$0.18		$0.95	$0.57
Dividends paid	$0.14	$0.16		$0.36	$0.27

Weighted average common shares outstanding (Basic)	80,013	80,005		80,013	80,005
Weighted average common shares outstanding (Diluted)	80,029	80,009		80,020	80,009

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

		September 30, 2003	December 31, 2002	Variance
		(in thousands)
	ASSETS
	Current assets:
	Cash and cash equivalents	$254,949	$147,537	72.8%
	Accounts receivable, net	67,406	60,345	11.7
	Inventories	88,604	91,880	(3.6)
	Other current assets	12,573	11,110	13.2
	Total current assets	423,532	310,872	36.2

	Net property	1,231,689	1,248,996	(1.4)
	Capitalized mine stripping, net	205,976	181,558	13.4
	Other assets	12,989	10,820	20.0
	Total Assets	$1,874,186	$1,752,246	7.0%

	LIABILITIES
	Current liabilities:
	Current portion of long-term debt	$55,000	$—	—%
	Accounts payable	46,368	39,377	17.8
	Accrued liabilities	66,903	61,417	8.9
	Total current liabilities	168,271	100,794	66.9

	Long-term debt	294,043	299,043	(1.7)
	Deferred income taxes	93,449	88,566	5.5
	Other liabilities and reserves	15,353	14,792	3.8
	Asset retirement obligation	5,174	—	100.0
	Total non-current liabilities	408,019	402,401	1.4

	MINORITY INTEREST	7,727	7,676	0.7

	STOCKHOLDERS’ EQUITY
	Common stock (a)	261,771	261,726	0.0
	Retained earnings	1,028,398	979,649	5.0
	Total Stockholders’ Equity	1,290,169	1,241,375	3.9
	Total Liabilities, Minority Interest and Stockholders’ Equity	$1,874,186	$1,752,246	7.0%

(a) Common Shares:	Authorized	34,099	34,099
	Outstanding	14,117	14,108

	Class A Common Shares: Authorized and Outstanding	65,901	65,901

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended Septermber 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(in thousands)		(in thousands)

OPERATING ACTIVITIES:
Net earnings	$36,091	$14,380	$76,057	$45,785
Cumulative of effect of the change in accounting principle, net of income tax	—	—	1,541	—
Depreciation, amortization and depletion	18,315	16,823	54,684	49,332
Capitalized mine stripping	(9,981)	(12,170)	(29,223)	(40,520)
Minority interest of investment shares	354	179	744	702
Cash provided from (used for) operating assets and liabilities	6,469	16,711	(54)	30,216
Other, net	2,456	3,238	13,246	4,439
Net cash provided from operating activities	53,704	39,161	116,995	89,954

INVESTING ACTIVITIES:
Capital expenditures	(18,362)	(14,868)	(34,366)	(65,221)
Other, net	52	71	55	149
Net cash used for investing activities	(18,310)	(14,797)	(34,311)	(65,072)

FINANCING ACTIVITIES:
Dividends paid	(10,826)	(10,201)	(27,308)	(14,373)
Debt incurred (repaid)	—	—	50,000	(96,992)
Escrow withdrawals on long-term loans	—	—	183	6,936
Distribution to minority interest	(84)	(104)	(267)	(246)
Treasury stock and investment share purchases, net	(189)	(8,299)	(495)	(8,626)
Net cash provided from (used for) financing activities	(11,099)	(18,604)	22,113	(113,301)

Effect of exchange rate changes on cash	69	202	2,615	1,570

Net increase (decrease) in cash and cash equivalents	$24,364	$5,962	$107,412	$(86,849)